Exhibit 10.23
AMENDMENT NO. 1 TO
THE AMENDED AND RESTATED
THE GEO GROUP, INC. 2006 STOCK INCENTIVE PLAN
     WHEREAS, the Amended and Restated The GEO Group, Inc. 2006 Stock Incentive Plan (the “Plan”) is currently in effect; and
     WHEREAS, The GEO Group, Inc. (the “Company”) wishes to amend the Plan.
     NOW, THEREFORE, the Plan is hereby amended effective March 1, 2011 as follows:
     1. Section 5(c)(ii) of the Plan is hereby amended by deleting all of its text, and replacing it with the following text:
“With respect to the shares of Common Stock reserved pursuant to this Section, (i) a maximum of One Million Eighty Three Thousand (1,083,000) of such shares were issuable prior to July 12, 2010, in connection with Awards, other than Stock Options and Stock Appreciation Rights, that are settled in Common Stock, and (ii) a maximum of One Million Eighty Three Thousand (1,083,000) of such shares may be issued after July 12, 2010 in connection with Amounts, other than Stock Options, and Stock Appreciation Rights, that are settled in Common Stock.”
2. Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.
     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 1st day of March 2011, on behalf of the Company.

THE GEO GROUP, INC.

By:	/s/ John J. Bulfin

Name:	John J. Bulfin

Title:	Senior Vice President, General Counsel